Third Quarter 2017 Earnings Conference Call November 1, 2017

2 Safe Harbor Statement This presentation includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the issuance of a final order by the Public Utility Commission of Texas in the 2017 Texas retail rate case; statements regarding expected capital expenditures; and statements regarding expected dividends. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in EE's most recently filed periodic reports and in other filings made by made by EE with the U.S. Securities and Exchange Commission (the "SEC"), and includes, but is not limited to:  Increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates  Full and timely recovery of capital investments and operating costs through rates in Texas and New Mexico  Uncertainties and instability in the general economy and the resulting impact on EE’s sales and profitability  Changes in customers’ demand for electricity as a result of energy efficiency initiatives and emerging competing services and technologies, including distributed generation  Unanticipated increased costs associated with scheduled and unscheduled outages of generating plant  Unanticipated maintenance, repair, or replacement costs for generation, transmission, or distribution facilities and the recovery of proceeds from insurance policies providing coverage for such costs  The size of our construction program and our ability to complete construction on budget and on time  Potential delays in our construction schedule due to legal challenges or other reasons  Costs at Palo Verde Nuclear Generating Station  Deregulation and competition in the electric utility industry  Possible increased costs of compliance with environmental or other laws, regulations and policies  Possible income tax and interest payments as a result of audit adjustments proposed by the IRS or state taxing authorities  Uncertainties and instability in the financial markets and the resulting impact on EE’s ability to access the capital and credit markets  Possible physical or cyber attacks, intrusions or other catastrophic events  Other factors of which we are currently unaware or deem immaterial EE’s filings are available from the SEC or may be obtained through EE’s website, http://www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this news release, and EE does not undertake to update any forward- looking statement contained herein.

3 Recent Highlights  In November 2017, EE anticipates filing the 2017 Texas rate case settlement documents with the Administrative Law Judges, along with a request that they return the case to the Public Utility Commission of Texas (PUCT) for approval  A final order is expected in the fourth quarter of 2017(1)  On October 13, 2017, EE filed for a 19 percent reduction in the Texas fixed fuel factor effective November 1, 2017  Construction of the Holloman Air Force Base Solar Project (5MW) will begin this month and is expected to be commercially operational in July 2018 (1) New rates will relate back to consumption on or after July 18, 2017

4 Future Power Generation Needs  Issued an all-source request for proposal (RFP) on June 30, 2017  In October, received proposals for various resource options for 370 MW of new generation resources by 2023  Approximately 50 MW of capacity is expected to be needed by 2022 and an additional capacity of 320 MW by 2023  Anticipate decision by the end of Q2 2018  Will seek regulatory approval as necessary with the PUCT and the New Mexico Public Regulatory Commission  Capital expenditures plan may vary until a final decision is rendered and regulatory approvals are obtained

5 Q3 & YTD Financial Results  Reported Q3 2017 net income of $59.7 million (or $1.47 per share), compared to Q3 2016 net income of $74.6 million (or $1.84 per share) (1)  Reported YTD 2017 net income of $91.8 million (or $2.26 per share), compared to YTD 2016 net income of $91.1 million (or $2.25 per share) (1) Q3 2016 includes approximately $12.6 million, or $0.31 per share, from the financial impacts of the 2015 Texas rate case relating back to January 12, 2016 through June 30, 2016.

6 2017 Texas Rate Case Update On September 19, 2017, the City of El Paso approved, in principle, the terms of a settlement agreement In November 2017, EE anticipates filing the settlement documents with the Administrative Law Judges, along with a request that they return the case to the PUCT for approval A final order is expected in the fourth quarter of 2017(1) (1) New rates will relate back to consumption on or after July 18, 2017

7 2017 Texas Rate Case Update Cont’d  Key terms of the settlement include(1) :  Annual non-fuel base rate increase of $14.5 million  Return on equity of 9.65 percent  A determination that all new plant in service was prudent and used and useful and therefore is included in rate base  Recovery of reasonable rate case expenses, subject to PUCT Staff’s review and currently estimated to be approximately $3.4 million, through a separate surcharge over a three year period  Establishment of baseline revenue requirements for transmission and distribution investment costs  Minimum monthly bill of $30.00 for new residential customers with distributed generation, such as private rooftop solar (1) A final order is expected to be issued in the fourth quarter of 2017 and final rates will relate back to July 18, 2017

8 Q3 Key Earnings Drivers Q3 Basic EPS Description September 30, 2016 1.84$ Changes In: Retail non-fuel base revenues (0.31) Decreased primarily due to $17.2 million of retail non-fuel base revenues for the period from January 12, 2016 through June 30, 2016, which were recognized when the 2016 PUCT Final Order was approved in August 2016. Depreciation and amortization (0.10) Increased primarily due to (i) reductions in 2016 of approximately $5.0 million resulting from changes in depreciation rates from January 12, 2016 through June 30, 2016 as approved in the 2016 PUCT Final Order and (ii) increases in plant, including Montana Power Station (MPS) Unit 4, which was placed in service in September 2016. Other revenues (0.05) Decreased primarily due to (i) decreased wheeling revenues and (ii) a decrease in miscellaneous revenues as a result of the relate back impact of the 2016 PUCT Final Order. AFUDC (0.03) Decreased primarily due to lower balances of construction work in progress, primarily due to MPS Unit 4 being placed in service in September 2016, and a reduction in the AFUDC rate effective January 2017. Taxes other than income taxes (0.02) Increased primarily due to increased revenue related taxes and increased property valuations in Texas as a result of MPS Unit 4 being placed in service in September 2016. Effective tax rate 0.05 Decrease in effective tax rate primarily due to the change to normalize state income taxes in accordance with the 2016 PUCT Final Order, a reduction in tax reserves due to the settlement of state income tax audits, and a reduction in state income tax rates. Administrative and general expense 0.05 Decreased primarily due to lower employee incentive compensation. O&M at fossil-fuel generating plants 0.04 Decreased primarily due to outages at Newman Units 4 & 5 in the three months ended September 30, 2016. September 30, 2017 1.47$

9 Q3 Customers and Retail Sales Average No. of Customers Percent Change (1) MWH Percent Change (1) Residential 369,233 1.7% 987,247 (0.4)% C&I Small 41,840 1.7% 703,429 (1.7)% C&I Large 48 (2.0)% 265,183 4.6% Public Authorities 5,563 5.4% 439,926 (1.9)% Total Retail 416,684 1.8% 2,395,785 (0.5)% Cooling Degree Days 1,532 (4.0)% (1) Percent change expressed as change in Q3 2017 from Q3 2016

10 Q3 Weather Summary 10-YR CDD Average – 1,535 Q3 2017 CDD’s • 0.2% Below 10-YR Average • 4.0% Below Q3 2016 1,147 1,601 1,603 1,787 1,497 1,444 1,415 1,732 1,596 1,532 700 900 1,100 1,300 1,500 1,700 1,900 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q3 CDD's 10-YR Average

11 Capital Requirements and Liquidity  On September 30, 2017, EE had liquidity of $189.1 million, including cash and cash equivalents of $7.1 million and unused capacity under the Revolving Credit Facility (RCF)  Expended $140.4 million for additions to utility plant, net of insurance proceeds, for the nine months ended September 30, 2017  Capital expenditures for utility plant in 2017 are expected to be approximately $223.3 million, net of insurance proceeds  On October 26, 2017, the Board declared a quarterly cash dividend of $0.335 per share of common stock payable on December 29, 2017 to shareholders of record as of December 15, 2017  EE used funds borrowed under the RCF to repay two tranches of debt that matured or was subject to mandatory tender for purchase on August 15, 2017 and September 1, 2017 for $50 million and $33.3 million, respectively

(1) The guidance range considers performance to date and significant variables that may impact earnings such as weather, expenses, and capital expenditures (2) Assumes the issuance of a final order in the fourth quarter of 2017 and that rates will relate back to July 18, 201712 2017 Earnings Guidance 2016 EPS Actual 2017 Earnings Guidance Earnings Guidance $2.39 $2.50 $2.30 The guidance range assumes normal operations and the financial impacts of a final order in the 2017 Texas rate case (Docket No. 46831) (2)  $14.5 million non-fuel base rate increase (1)  Initiating an earnings guidance range of $2.30 to $2.50 per share

13 Q & A